                                  EXHIBIT 11.

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                -----------------------------------------------

THREE MONTH PERIOD ENDED JUNE 30, 1997
-----------------------------------------------------------------------------------------
                                                                             ASSUMING
                                                     PRIMARY              FULL DILUTION
                                                  --------------         ---------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                                32,235,584              32,235,584

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                           452,979                 507,994

OTHER POTENTIALLY DILUTIVE SECURITIES:                       N/A                     N/A

                                                  --------------         ---------------
SHARES USED IN COMPUTING
NET INCOME PER SHARE                                  32,688,563              32,743,578
                                                  ==============          ==============


NET INCOME                                            $5,600,877              $5,600,877

ADJUSTMENTS ASSUMING FULL DILUTION:                          N/A                     N/A

                                                  ==============          ==============
NET INCOME                                            $5,600,877              $5,600,877
                                                  ==============          ==============


NET INCOME PER SHARE                                      $0.171                  $0.171

DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)               N/A                    0.2%

NET INCOME PER SHARE                                       $0.17                   $0.17
                                                  ==============          ==============



SIX MONTH PERIOD ENDED JUNE 30,                               1997
-----------------------------------------------------------------------------------
                                                                      ASSUMING
                                                   PRIMARY         FULL DILUTION
                                              ------------------  -----------------

WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                               32,208,703         32,208,703

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                          544,712            544,986

OTHER POTENTIALLY DILUTIVE SECURITIES:                      N/A                N/A

                                              ------------------  -----------------
SHARES USED IN COMPUTING
NET INCOME PER SHARE                                 32,753,415         32,753,689
                                              ==================  =================


NET INCOME                                          $10,694,470        $10,694,470

ADJUSTMENTS ASSUMING FULL DILUTION:                         N/A                N/A

                                              ==================  =================
NET INCOME                                          $10,694,470        $10,694,470
                                              ==================  =================


NET INCOME PER SHARE                                    $0.3265             $0.327

DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)              N/A               0.0%

NET INCOME PER SHARE                                      $0.33              $0.33
                                              ==================  =================


NOTES:
-----
(1) DILUTION CAUSED BY COMMON STOCK EQUIVALENTS AND OTHER POTENTIALLY DILUTIVE SECURITIES THAT IS LESS THAN 3% IS CONSIDERED INMATERIAL, AND ONLY PRIMARY EARNINGS PER SHARE IS PRESENTED IN THE ACCOMPANYING CONDENSED CONSOLIDATED STATEMENT OF CHANGES.


NOTE - SUBSIDIARY STOCK OPTIONS THAT ENALE HOLDERS TO OBTAIN THE SUBSIDIARY'S
       COMMON STOCK PURSUANT TO STOCK OPTION PLANS ARE INCLDUED IN COMPUTING THE SUBSIDIARY'S EARNINGS PER SHARE, TO THE EXTENT DILUTIVE. THOSE EARNINGS PER SHARE DATA ARE INCLUDED IN THE COMPANY'S PER SHARE COMPUTATIONS BASED ON THE COMPANY'S HOLDINGS OF THE SUBSIDIARY'S STOCK. FOR THE THREE- AND SIX-MONTHS ENEDED JUNE 30, 1997, ALL SUCH SUBSIDIARY STOCK OPTIONS WERE ANTI-DILUTIVE.